UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 25, 2007
Date of Report (Date of earliest event reported)

Avantogen Oncology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-55254-28	87-0438641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067
(Address of Principal Executive Offices) (Zip Code)

310-277-2077
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2007 (the “Effective Date”), registrant, its wholly-owned subsidiary, Resistys, Inc. (“Resistys”), its majority shareholder, Avantogen Limited (“Avantogen” and, together with registrant and Resistys, the “Seller”) and SciClone Pharmaceuticals, Inc. (“SciClone”) entered into an Assignment and Purchase Agreement (the “Agreement”), pursuant to which Seller sold, transferred, assigned, conveyed and delivered to SciClone all of Seller’s right, title and interest in and to the assets owned or controlled by Seller related to Seller’s program to develop and commercialize its lead drug candidate, RP101, for the treatment of pancreatic cancer (the “SciClone Transaction”). Under the terms of the Agreement, SciClone paid Resistys approximately $1.7 Million in upfront fees and agreed to pay Resistys and RESprotect GmbH (“RESprotect”), the owner of the intellectual property rights to RP101, success-based regulatory and commercial payments of up to $23.3 Million and royalties on future sales of RP101 Product (“Net Sales Payments”) through August 30, 2029 or the earlier termination of the License Agreement dated August 30, 2004 among Resistys, Avantogen and RESprotect (the “License Agreement”), which was assigned to SciClone as part of the transactions contemplated by the Agreement. SciClone has the right during certain periods following the completion of the each of the Phase II and Phase III Clinical Trials for the first RP101 Product to buy out its obligation to make the Net Sales Payments for $12 Million during the first buyout period or $20 Million during the second buyout period payable, at SciClone’s option, in cash or registered shares of SciClone Common Stock. SciClone’s obligation to make the success-based payments and the Net Sales Payments is secured by a security interest in the RP101 Assets being sold to SciClone, including the License Agreement, as amended from time to time on and after the Effective Date, pursuant to a Security Agreement dated April 25, 2007 between Resistys and SciClone. In addition, under an Assumption of Liabilities Agreement dated April 25, 2007 among SciClone and Seller, SciClone assumed certain liabilities of Seller under the License Agreement, the Supply Agreement for Clinical Trial Material dated September 13, 2004 between Resistys and RESprotect (the “Supply Agreement”), the Services Agreement dated October 18, 2004 between Resistys and Hesperion Ltd. and the Agreement for Clinical Trials Management Services dated August 31, 2006 between registrant and Pharmaceutical Research Associates, Inc.

In consideration for RESprotect’s consent to the assignment of the License Agreement and the Supply Agreement (the “Consent”), registrant issued to RESprotect 3,333,333 shares of its Common Stock, par value $.001 per share, with an aggregate value of $500,000 based on the average closing price of the shares for the thirty (30) day period prior to the Effective Date. The shares were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

The Agreement, the Security Agreement, the Assumption of Liabilities Agreement and the Consent are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and are incorporated into this Item 1.01 by reference. The foregoing descriptions of such documents do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

A copy of the press release issued by registrant on April 26, 2007 announcing the signing of the Agreement and the consummation of the SciClone Transaction is attached hereto as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

On the Effective Date, registrant entered into an Agreement (the “Chopin Agreement”) with Chopin Opus One, L.P., a Cayman Islands limited partnership (“Chopin”), pursuant to which Chopin agreed to convert seventy-five percent (75%) of the principal, plus accrued interest, of its $1 Million loan to registrant into shares of registrant’s Common Stock at a conversion ratio of $.09 per share with an option to convert the remaining portion of such loan, plus accrued interest, into shares of registrant’s Common Stock at the same conversion ratio within thirty (30) days after the Effective Date. Pursuant to the Agreement, Chopin and registrant also agreed to amend the Loan Agreement dated October 12, 2006 between them and the Promissory Note dated October 12, 2006 issued thereunder (the “Note”) to extend the maturity date of the Note to the date that is thirty (30) days after the Effective Date and to terminate the Security Agreement dated October 12, 2006 between them, thereby terminating Chopin’s security interest in the assets of registrant. On the Effective Date registrant issued to Chopin 8,920,856 shares of its Common Stock in consideration of the conversion of $750,000 of principal and $52,877 of accrued interest under the Note. The shares were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

The Chopin Agreement is filed as Exhibit 10.5 to this Form 8-K and is incorporated into this Item 1.01 by reference. The foregoing description of the Chopin Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Section 2 - Financial Information.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 25, 2007, registrant consummated the SciClone Transaction. The information set forth above in Item 1.01 regarding such transaction is incorporated into this Item 2.01 by reference.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 regarding the issuance of shares to RESprotect and Chopin is incorporated into this Item 3.02 by reference.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Registrant and its Chief Executive Officer, Christopher Nowers, and Chief Financial Officer, Angela Bronow Davanzo, have entered into a Retention Bonus Agreement dated as of April 12, 2007 (the “Retention Agreement”). The Retention Agreement replaced the Employment Agreement dated as of May 26, 2006 between registrant and Mr. Nowers and the Employment Agreement dated as of July 17, 2006 between registrant and Ms. Davanzo, which Employment Agreements were deemed terminated and cancelled as of December 16, 2006. Pursuant to the Retention Agreement, Mr. Nowers and Ms. Davanzo agreed to continue to serve as registrant’s Chief Executive Officer and registrant’s Chief Financial Officer and Secretary, respectively, through March 31, 2007 and to accept as payment in full for their services a bonus, for Mr. Nowers, of $125,000 (or $150,000 depending on the terms of a transaction pursuant to which registrant would transfer its rights to RP101) and, for Ms. Davanzo, of $83,334 (or $100,000 depending on the terms of a transaction pursuant to which registrant would transfer its rights to RP101) plus a second bonus, for Mr. Nowers, of $25,000 and, for Ms. Davanzo, of $16,667 in the event registrant completes a sale or other disposition of registrant itself. The Retention Agreement also provided for certain severance payments to Mr. Nowers and Ms. Davanzo in the event that they had not become entitled to and been paid their bonus by December 31, 2007.

At the same time, registrant entered into a Consulting Services Agreement dated as of April 12, 2007 with each of Mr. Nowers and Ms. Davanzo pursuant to which each of Mr. Nowers and Ms. Davanzo agreed to continue to serve as registrant’s Chief Executive Officer and registrant’s Chief Financial Officer and Secretary through April 30, 2007 and May 31, 2007, respectively, and to be compensated on an hourly basis for the general management services performed for registrant during the term of each agreement.

The Retention Agreement and the Consulting Services Agreement with each of Mr. Nowers and Ms. Davanzo are filed as Exhibits 10.6, 10.7 and 10.8 to this Form 8-K and are incorporated into this Item 5.02 by reference. The foregoing descriptions of such agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

On April 30, 2007, Mr. Nowers resigned as registrant’s Chief Executive Officer and as a director. At the same time Dr. William Ardrey, Chairman of registrant’s Board of Directors and Chairman of the Board of Directors of Avantogen Limited, registrant’s largest shareholder, was appointed as registrant’s Chief Executive Officer.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

10.1 Assignment and Purchase Agreement dated April 25, 2007 by and among Resistys, Inc., Avantogen Limited, Avantogen Oncology, Inc. and SciClone Pharmaceuticals, Inc.

10.2 Security Agreement dated April 25, 2007 by and between SciClone Pharmaceuticals, Inc. and Resistys, Inc.

10.3 Assumption of Liabilities Agreement dated April 25, 2007 by and among SciClone Pharmaceuticals, Inc., Resistys, Inc., Avantogen Limited and Avantogen Oncology, Inc.

10.4 Consent to Assignment dated April 25, 2007 by and among Resistys, Inc., Avantogen Oncology, Inc., Avantogen Limited and RESprotect GmbH.

10.5  Agreement dated April 25, 2007 by and between Avantogen Oncology, Inc. and Chopin Opus One, L.P.

10.6 Retention Bonus Agreement dated as of April 12, 2007 between Avantogen Oncology, Inc., Christopher Nowers and Angela Bronow Davanzo.

10.7 Consulting Services Agreement dated as of April 12, 2007 between Avantogen Oncology, Inc. and Christopher Nowers.

10.8 Consulting Services Agreement dated as of April 12, 2007 between Avantogen Oncology, Inc. and Angela Bronow Davanzo.

99.1 Press release dated April 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantogen Oncology, Inc.

By:	/s/ Angela Bronow Davanzo
Angela Bronow Davanzo
Chief Financial Officer
Date: May 1, 2007

EXHIBIT INDEX

10.1 Assignment and Purchase Agreement dated April 25, 2007 by and among Resistys, Inc., Avantogen Limited, Avantogen Oncology, Inc. and SciClone Pharmaceuticals, Inc.

10.2 Security Agreement dated April 25, 2007 by and between SciClone Pharmaceuticals, Inc. and Resistys, Inc.

10.3 Assumption of Liabilities Agreement dated April 25, 2007 by and among SciClone Pharmaceuticals, Inc., Resistys, Inc., Avantogen Limited and Avantogen Oncology, Inc.

10.4 Consent to Assignment dated April 25, 2007 by and among Resistys, Inc., Avantogen Oncology, Inc., Avantogen Limited and RESprotect GmbH.

10.5  Agreement dated April 25, 2007 by and between Avantogen Oncology, Inc. and Chopin Opus One, L.P.

10.6 Retention Bonus Agreement dated as of April 12, 2007 between Avantogen Oncology, Inc., Christopher Nowers and Angela Bronow Davanzo.

10.7 Consulting Services Agreement dated as of April 12, 2007 between Avantogen Oncology, Inc. and Christopher Nowers.

10.8 Consulting Services Agreement dated as of April 12, 2007 between Avantogen Oncology, Inc. and Angela Bronow Davanzo.

99.1 Press release dated April 26, 2007.